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                                   EXHIBIT 32

                               CCFNB BANCORP, INC.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. Section 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the this amendment to the Quarterly Report of CCFNB Bancorp, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lance O. Diehl, Chief Executive Officer of the Company, and I ,Virginia D. Kocher, the Principal Financial Officer of the company, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that:

      1.    this report as amended, fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. the information contained in this report, as amended, fairly represents, in all material respects, the financial condition and result of operations of the Company.

Date: August 8, 2005

                                                     /s/ Lance O. Diehl
                                                     ---------------------------
                                                     Lance O. Diehl
                                                     Chief Executive Officer

Date: August 8, 2005

                                                     /s/ Virginia D. Kocher
                                                     --------------------------
                                                     Virginia D. Kocher
                                                     Principal Financial Officer

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